Exhibit 99.1

NEWS RELEASE
Contact:	Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2019

SECOND QUARTER EARNINGS

•	Diluted earnings per share of $0.61 for 2019 second quarter, up 13% from $0.54 in the 2018 second quarter
•	Net income of $12.2 million for 2019 second quarter, up 10% from $11.1 million in the 2018 second quarter
•	Return on average assets of 1.52% for the 2019 second quarter, compared to 1.48% in the 2018 second quarter
•	Net interest margin of 4.03% for the 2019 second quarter, up from 3.95% in the 2018 second quarter
•	Loan growth of $75.3 million during 2019 second quarter
•	Non-performing assets of $15.3 million as of 2019 second quarter, compared to $20.1 million as of 2018 second quarter

DEFIANCE, OHIO (July 22, 2019) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today its unaudited financial results for the three and six-month periods ended June 30, 2019. Net income for the second quarter ended June 30, 2019, totaled $12.2 million, or $0.61 per diluted common share compared to $11.1 million or $0.54 per diluted common share for the quarter ended June 30, 2018. Net income for the six months ended June 30, 2019, totaled $23.7 million, or $1.19 per diluted common share compared to $22.8 million or $1.12 per diluted common share for the six months ended June 30, 2018.

“Solid loan growth, net interest margin expansion, and continued asset quality improvement from a year ago are all highlights within our quarterly results,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Our return on average assets increased to 1.52% in the second quarter from 1.48% last year while total assets grew 7.8% over prior year. Our performance encourages our very positive outlook for the rest of the year.”

Net Interest Income up from Second Quarter of 2018

Net interest income of $29.0 million in the second quarter of 2019 was up from $26.5 million in the second quarter of 2018. The increase was primarily due to the growth in earning assets supplemented by expansion in the net interest margin versus the second quarter of last year. Net interest margin was 4.03% for the second of 2019, and up from 3.95% in the second quarter of 2018. Yield on interest earning assets increased by 38 basis points, to 4.89% in the second quarter of 2019 from 4.51% in the second quarter of 2018. The cost of interest-bearing liabilities increased by 40 basis points in the second quarter of 2019 to 1.14% from 0.74% in the second quarter of 2018.

“Successes in the implementation of our growth strategies were evident this quarter with annualized loan growth of 11.8%,” said Hileman. “Further, our net interest margin remains strong at 4.03%, consistent with prior quarter and up 8 basis points from prior year. Loan growth and margin expansion combined to increase net interest income 9.2% over the second quarter last year.”

Non-Interest Income up from Second Quarter of 2018

First Defiance’s non-interest income for the second quarter of 2019 was $10.5 million compared with $10.2 million in the second quarter of 2018. Results for the second quarter of 2019 included $93,000 of BOLI income death benefit whereas the second quarter of 2018 included $168,000 of BOLI income death benefit.

Mortgage banking income was $2.1 million in the second quarter of 2019, up from $2.0 million in the second quarter of 2018. Mortgage originations totaled $85.5 million in the second quarter of 2019, up seasonally from the first quarter of 2019 and up from $80.5 million in the same quarter of last year. Gains from the sale of mortgage loans increased in the second quarter of 2019 to $1.8 million from $1.4 million in the second quarter of 2018. Mortgage loan servicing revenue was $943,000 in the second quarter of 2019, up slightly from $933,000 in the second quarter of 2018. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $190,000 in the second quarter of 2019 compared with a positive adjustment of $47,000 in the second quarter of 2018. In addition, gains on the sale of non-mortgages, which include SBA and FSA loans, totaled $21,000 in the second quarter of 2019 compared to $43,000 in the second quarter of 2018.

For the second quarter of 2019, commissions from the sale of insurance products were $3.6 million, up from $3.5 million in the second quarter of 2018. Service fees and other charges were $3.3 million in the second quarter of 2019, consistent with $3.3 million in the second quarter of 2018. Trust income was $476,000 in the second quarter of 2019, down from $522,000 in the second quarter of 2018. Income from BOLI was $528,000 in the second quarter of 2019, down from $566,000 in the second quarter of 2018 primarily due to the decrease in death benefits described above. Other non-interest income was $407,000 in the second quarter of 2019, up from $281,000 in the second quarter of 2018.

“All of our non-interest income business lines are continuing to positively contribute to our earnings,” said Hileman. “Insurance commissions and mortgage banking had good growth compared to the second quarter of last year, which more than offset the results from other lines. Total non-interest income, excluding BOLI death benefits, increased 3.5% over the second quarter of 2018.”

Non-Interest Expenses up from Second Quarter of 2018

Total non-interest expense was $24.2 million in the second quarter of 2019, an increase from $22.7 million in the second quarter of 2018. Compensation and benefits increased to $14.4 million in the second quarter of 2019, compared to $12.9 million in the second quarter of 2018. The increase in compensation and benefits from a year ago is mainly due to additions to staff to support growth strategies, merit increases, and higher medical benefit costs. Occupancy, FDIC premiums, financial institution taxes, data processing and intangibles amortization increased to $5.7 million in the second quarter of 2019, up from $5.2 million in the second quarter of 2018. Other non-interest expenses of $4.2 million in the second quarter of 2019 was down from $4.6 million in the second quarter of 2018.

Credit Quality

Non-performing loans totaled $15.3 million at June 30, 2019, a decrease from $18.3 million at June 30, 2018. In addition, First Defiance had no real estate owned at June 30, 2019, compared to $1.8 million at June 30, 2018. Accruing troubled debt restructured loans were $10.3 million at June 30, 2019, compared with $15.8 million at June 30, 2018.

The second quarter 2019 results include net recoveries of $488,000 and a provision expense for loan losses of $282,000 compared with net charge-offs of $369,000 and a provision expense of $423,000 for the same period in 2018. The allowance for loan loss as a percentage of total loans was 1.10% at June 30, 2019, compared with 1.10% at March 31, 2019, and 1.15% at June 30, 2018.

“We are very pleased with the decrease in our non-performing assets and improvements in our asset quality ratios this quarter,” said Hileman. “Non-performing assets at June 30, 2019, declined 24% from last year and now represents only 0.47% of assets. However, we seek further improvements in asset quality throughout the remainder of the year.”

Year-To-Date Results

For the six-month period ended June 30, 2019, net income totaled $23.7 million, or $1.19 per diluted common share, compared to $22.8 million, or $1.12 per diluted common share for the six months ended June 30, 2018. The year-to-year comparison is impacted by the prior year’s results, including a significant loan recovery and a credit loan loss provision of $672,000, which had an after tax benefit of $531,000, or $0.03 per diluted share. The first half 2019 included a provision for loan losses expense of $494,000, which had an after tax cost of $390,000, or $0.02 per diluted share.

Net interest income was $57.3 million for the first six months of 2019 compared with $52.2 million in the first six months of 2018. Average interest-earning assets increased to $2.89 billion in the first six months of 2019 compared to $2.69 billion in the first six months of 2018. Net interest margin for the first six months of 2019 was 4.03%, up eight basis points from the 3.95% margin reported in the six-month period ended June 30, 2018.

Non-interest income for the first six months of 2019 was $21.3 million compared to $20.9 million during the same period of 2018. Service fees and other charges were $6.3 million for the first six months of 2019, down from $6.4 million during the same period of 2018. Mortgage banking income was $4.0 million for the first six months of 2019, up from $3.8 million during the same period of 2018. Insurance commissions were $7.7 million for the first six months of 2019 compared with $7.8 million for the same period of 2018.

Non-interest expense was $49.1 million for the first six months of 2019, up from $45.9 million for the same period of 2018. Compensation and benefits expense was $28.5 million for the first six months of 2019 compared with $26.1 million during the same period of 2018. Expenses also included increases in occupancy of $448,000 and data processing of $376,000.

Total Assets at $3.28 Billion

Total assets at June 30, 2019, were $3.28 billion compared to $3.18 billion at December 31, 2018, and $3.04 billion at June 30, 2018. Net loans receivable (excluding loans held for sale) were $2.60 billion at June 30, 2019, compared to $2.51 billion at December 31, 2018, and $2.36 billion at June 30, 2018. Also, at June 30, 2019, goodwill and other intangible assets totaled $102.4 million compared to $103.0 million at December 31, 2018, and $103.6 million at June 30, 2018. Total deposits at June 30, 2019, were $2.68 billion compared with $2.62 billion at December 31, 2018, and $2.49 billion at June 30, 2018. Total stockholders’ equity was $407.2 million at June 30, 2019, compared to $399.6 million at December 31, 2018, and $386.9 million at June 30, 2018. During the quarter ended March 31, 2019, the company completed the repurchase of 515,000 shares of its common stock for $15.1 million. During the quarter ended June 30, 2019, the company announced a new 500,000 share repurchase plan authorization with all such shares available for repurchase as of June 30, 2019.

Dividend to be Paid August 23

The Board of Directors declared a quarterly cash dividend of $0.19 per common share payable August 23, 2019, to shareholders of record at the close of business on August 16, 2019. The dividend represents an annual dividend of 2.79 percent based on the First Defiance common stock closing price on July 19, 2019. First Defiance has approximately 19,727,628 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 23, 2019, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at

https://services.choruscall.com/links/fdef190722.html. The replay of the conference call Webcast will be available at www.fdef.com until 9:00 a.m. ET on July 22, 2020.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its June 30, 2019, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,
(in thousands)	2019	2018
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$50,597	$55,962
Interest-bearing deposits	33,000	43,000
	83,597	98,962
Securities
Available-for sale, carried at fair value	296,115	294,076
Held-to-maturity, carried at amortized cost	485	526
	296,600	294,602

Loans	2,624,219	2,540,039
Allowance for loan losses	(28,934)	(28,331)
Loans, net	2,595,285	2,511,708
Loans held for sale	14,509	6,613
Mortgage servicing rights	9,855	10,119
Accrued interest receivable	10,771	9,641
Federal Home Loan Bank stock	11,915	14,217
Bank Owned Life Insurance	75,086	67,660
Office properties and equipment	39,959	40,670
Real estate and other assets held for sale	-	1,205
Goodwill	98,569	98,569
Core deposit and other intangibles	3,816	4,391
Other assets	37,590	23,365
Total Assets	$3,277,552	$3,181,722

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$584,735	$607,198
Interest-bearing deposits	2,095,902	2,013,684
Total deposits	2,680,637	2,620,882
Advances from Federal Home Loan Bank	105,178	85,189
Notes payable and other interest-bearing liabilities	3,064	5,741
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	3,550	3,652
Deferred taxes	2,205	264
Other liabilities	39,619	30,322
Total Liabilities	2,870,336	2,782,133
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	161,205	161,593
Accumulated other comprehensive income (loss)	4,167	(2,148)
Retained earnings	312,282	295,588
Treasury stock, at cost	(70,565)	(55,571)
Total stockholders’ equity	407,216	399,589
Total Liabilities and Stockholders’ Equity	$3,277,552	$3,181,722

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Interest Income:
Loans	$32,660	$27,660	$63,874	$54,186
Investment securities	2,138	2,039	4,343	3,890
Interest-bearing deposits	260	373	545	670
FHLB stock dividends	183	227	398	458
Total interest income	35,241	30,299	69,160	59,204
Interest Expense:
Deposits	5,581	3,144	10,586	5,755
FHLB advances and other	304	282	580	601
Subordinated debentures	350	320	714	600
Notes Payable	17	6	21	14
Total interest expense	6,252	3,752	11,901	6,970
Net interest income	28,989	26,547	57,259	52,234
Provision for loan losses	282	423	494	(672)
Net interest income after provision for loan losses	28,707	26,124	56,765	52,906
Non-interest Income:
Service fees and other charges	3,301	3,296	6,308	6,427
Mortgage banking income	2,137	2,013	3,978	3,755
Gain on sale of non-mortgage loans	21	43	110	267
Gain on sale of securities	-	-	-	-
Insurance commissions	3,616	3,493	7,731	7,770
Trust income	476	522	999	1,074
Income from Bank Owned Life Insurance	527	566	919	966
Other non-interest income	408	281	1,254	658
Total Non-interest Income	10,486	10,214	21,299	20,917
Non-interest Expense:
Compensation and benefits	14,398	12,885	28,483	26,134
Occupancy	2,304	2,026	4,545	4,097
FDIC insurance premium	258	202	531	562
Financial institutions tax	556	531	1,112	1,062
Data processing	2,267	2,083	4,564	4,188
Amortization of intangibles	276	332	575	679
Other non-interest expense	4,176	4,606	9,291	9,194
Total Non-interest Expense	24,235	22,665	49,101	45,916
Income before income taxes	14,958	13,673	28,963	27,907
Income taxes	2,759	2,564	5,282	5,061
Net Income	$12,199	$11,109	$23,681	$22,846

Earnings per common share:
Basic	$0.62	$0.54	$1.19	$1.12
Diluted	$0.61	$0.54	$1.19	$1.12

Average Shares Outstanding:
Basic	19,780	20,388	19,897	20,359
Diluted	19,860	20,492	19,976	20,466

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2019	2018	% change	2019	2018	% change
Summary of Operations

Tax-equivalent interest income (2)	$35,490	$30,550	16.2%	$69,656	$59,693	16.7%
Interest expense	6,252	3,752	66.6	11,901	6,970	70.7
Tax-equivalent net interest income (2)	29,238	26,798	9.1	57,755	52,723	9.5
Provision for loan losses	282	423	(33.3)	494	(672)	(173.5)
Tax-equivalent NII after provision for loan loss (2)	28,956	26,375	9.8	57,261	53,395	7.2
Investment securities gains	-	-	-	-	-	-
Non-interest income (excluding securities gains/losses)	10,486	10,214	2.7	21,299	20,917	1.8
Non-interest expense	24,235	22,665	6.9	49,101	45,916	6.9
Income taxes	2,759	2,564	7.6	5,282	5,061	4.4
Net Income	12,199	11,109	9.8	23,681	22,846	3.7
Tax equivalent adjustment (2)	249	251	(0.8)	496	489	1.4
At Period End
Assets	3,277,552	3,039,589	7.8
Earning assets	2,980,243	2,756,712	8.1
Loans	2,624,219	2,385,344	10.0
Allowance for loan losses	28,934	27,321	5.9
Deposits	2,680,637	2,489,128	7.7
Stockholders’ equity	407,216	386,920	5.2
Average Balances
Assets	3,223,997	3,018,808	6.8	3,203,504	2,998,336	6.8
Earning assets	2,914,587	2,714,328	7.4	2,892,964	2,689,216	7.6
Loans	2,561,341	2,337,294	9.6	2,539,312	2,326,805	9.1
Deposits and interest-bearing liabilities	2,781,216	2,600,029	7.0	2,761,921	2,582,782	6.9
Deposits	2,678,060	2,487,430	7.7	2,660,109	2,460,934	8.1
Stockholders’ equity	398,612	381,165	4.6	396,875	377,579	5.1
Stockholders’ equity / assets	12.36%	12.63%	(2.1)	12.39%	12.59%	(1.6)
Per Common Share Data
Net Income
Basic	$0.62	$0.54	14.8	$1.19	$1.12	6.2
Diluted	0.61	0.54	13.0	1.19	1.12	6.2
Dividends	0.19	0.15	26.7	0.38	0.30	26.7
Market Value:
High	$30.44	$33.72	(9.7)	$31.30	$33.72	(7.2)
Low	26.59	27.63	(3.8)	24.12	25.51	(5.4)
Close	28.57	33.53	(14.8)	28.57	33.53	(14.8)
Common Book Value	20.65	18.97	8.8	20.65	18.97	8.8
Tangible Common Book Value (1)	15.46	13.89	11.3	15.46	13.89	11.3
Shares outstanding, end of period (000)	19,723	20,396	(3.3)	19,723	20,396	(3.3)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	4.03%	3.95%	1.8	4.03%	3.95%	1.9
Return on average assets	1.52%	1.48%	2.8	1.49%	1.54%	(3.0)
Return on average equity	12.28%	11.69%	5.0	12.03%	12.20%	(1.4)
Efficiency ratio (3)	61.01%	61.24%	(0.4)	62.11%	62.35%	(0.4)
Effective tax rate	18.44%	18.75%	(1.6)	18.24%	18.14%	0.6
Dividend payout ratio (basic)	30.65%	27.78%	10.3	31.93%	26.79%	19.2

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2019	2018	2019	2018
Gain from sale of mortgage loans	$1,775	$1,383	$3,076	$2,464
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	943	933	1,882	1,877
Amortization of mortgage servicing rights	(391)	(350)	(677)	(669)
Mortgage servicing rights valuation adjustments	(190)	47	(303)	83
	362	630	902	1,291
Total revenue from sale and servicing of mortgage loans	$2,137	$2,013	$3,978	$3,755

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2019				2018
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,561,341	$32,683	5.12%		$2,337,294	$27,685	4.75%
Securities	299,235	2,364	3.19	% (3)	280,131	2,265	3.20	% (3)
Interest Bearing Deposits	41,934	260	2.49%		80,914	373	1.85%
FHLB stock	12,077	183	6.08%		15,989	227	5.69%
Total interest-earning assets	2,914,587	35,490	4.89%		2,714,328	30,550	4.51%
Non-interest-earning assets	309,410				304,480
Total assets	$3,223,997				$3,018,808
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,093,751	$5,581	1.07%		$1,933,409	$3,144	0.65%
FHLB advances and other	62,466	304	1.95%		67,261	282	1.68%
Subordinated debentures	36,083	350	3.89%		36,198	320	3.55%
Notes payable	4,607	17	1.48%		9,140	6	0.26%
Total interest-bearing liabilities	2,196,907	6,252	1.14%		2,046,008	3,752	0.74%
Non-interest bearing deposits	584,309	-	-		554,021	-	-
Total including non-interest-bearing demand deposits	2,781,216	6,252	0.90%		2,600,029	3,752	0.58%
Other non-interest-bearing liabilities	44,169				37,614
Total liabilities	2,825,385				2,637,643
Stockholders' equity	398,612				381,165
Total liabilities and stockholders' equity	$3,223,997				$3,018,808
Net interest income; interest rate spread		$29,238	3.75%			$26,798	3.77%
Net interest margin (4)			4.03%				3.95%
Average interest-earning assets to average interest bearing liabilities			133%				133%

	Six Months Ended June 30,
	2019				2018
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,539,312	$63,921	5.08%		$2,326,805	$54,236	4.70%
Securities	297,530	4,792	3.25	% (3)	271,864	4,329	3.21	% (3)
Interest Bearing Deposits	43,343	545	2.54%		74,557	670	1.81%
FHLB stock	12,779	398	6.28%		15,990	458	5.78%
Total interest-earning assets	2,892,964	69,656	4.86%		2,689,216	59,693	4.48%
Non-interest-earning assets	310,540				309,120
Total assets	$3,203,504				$2,998,336
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,077,387	$10,586	1.03%		$1,911,199	$5,755	0.61%
FHLB advances and other	60,710	580	1.93%		73,092	601	1.66%
Subordinated debentures	36,083	714	3.99%		36,195	600	3.34%
Notes payable	5,019	21	0.84%		12,561	14	0.22%
Total interest-bearing liabilities	2,179,199	11,901	1.10%		2,033,047	6,970	0.69%
Non-interest bearing deposits	582,722	-	-		549,735	-	-
Total including non-interest-bearing demand deposits	2,761,921	11,901	0.87%		2,582,782	6,970	0.54%
Other non-interest-bearing liabilities	44,708				37,975
Total liabilities	2,806,629				2,620,757
Stockholders' equity	396,875				377,579
Total liabilities and stockholders' equity	$3,203,504				$2,998,336
Net interest income; interest rate spread		$57,755	3.76%			$52,723	3.79%
Net interest margin (4)			4.03%				3.95%
Average interest-earning assets to average interest bearing liabilities			133%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.
(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018
Summary of Operations
Tax-equivalent interest income (1)	$35,490	$34,166	$33,808	$32,220	$30,550
Interest expense	6,252	5,649	5,058	4,434	3,752
Tax-equivalent net interest income (1)	29,238	28,517	28,750	27,786	26,798
Provision for loan losses	282	212	472	1,376	423
Tax-equivalent NII after provision for loan losses (1)	28,956	28,305	28,278	26,410	26,375
Investment securities gains, net of impairment	-	-	97	76	-
Non-interest income (excluding securities gains/losses)	10,486	10,813	8,272	9,846	10,214
Non-interest expense	24,235	24,866	21,210	22,286	22,665
Income taxes	2,759	2,523	3,082	2,483	2,564
Net income	12,199	11,482	12,097	11,306	11,109
Tax equivalent adjustment (1)	249	247	258	257	251
At Period End
Total assets	$3,277,552	$3,221,249	$3,181,722	$3,098,093	$3,039,589
Earning assets	2,980,243	2,934,860	2,898,471	2,810,624	2,756,712
Loans	2,624,219	2,548,968	2,540,039	2,456,357	2,385,344
Allowance for loan losses	28,934	28,164	28,331	27,639	27,321
Deposits	2,680,637	2,685,792	2,620,882	2,524,431	2,489,128
Stockholders’ equity	407,216	395,789	399,589	393,457	386,920
Stockholders’ equity / assets	12.42%	12.29%	12.56%	12.70%	12.73%
Goodwill	98,569	98,569	98,569	98,569	98,569
Average Balances
Total assets	$3,223,997	$3,183,012	$3,138,202	$3,059,225	$3,018,808
Earning assets	2,914,587	2,871,340	2,831,866	2,754,561	2,714,328
Loans	2,561,341	2,517,283	2,474,221	2,403,932	2,337,294
Deposits and interest-bearing liabilities	2,781,216	2,742,626	2,705,736	2,633,054	2,600,029
Deposits	2,678,060	2,642,158	2,594,635	2,513,708	2,487,430
Stockholders’ equity	398,612	395,138	392,701	389,361	381,165
Stockholders’ equity / assets	12.36%	12.41%	12.51%	12.73%	12.63%
Per Common Share Data
Net Income:
Basic	$0.62	$0.57	$0.60	$0.55	$0.54
Diluted	0.61	0.57	0.59	0.55	0.54
Dividends	0.19	0.19	0.17	0.17	0.15
Market Value:
High	$30.44	$31.30	$31.09	$35.00	$33.72
Low	26.59	24.12	22.78	29.61	27.63
Close	28.57	28.74	24.51	30.11	33.53
Common Book Value	20.65	20.08	19.81	19.29	18.97
Shares outstanding, end of period (in thousands)	19,723	19,713	20,171	20,396	20,396
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	4.03%	4.03%	4.02%	4.00%	3.95%
Return on average assets	1.52%	1.46%	1.53%	1.47%	1.48%
Return on average equity	12.28%	11.78%	12.22%	11.52%	11.69%
Efficiency ratio (2)	61.01%	63.22%	57.29%	59.22%	61.24%
Effective tax rate	18.44%	18.01%	20.30%	18.01%	18.75%
Common dividend payout ratio (basic)	30.65%	33.33%	28.33%	30.91%	27.78%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018
Loan Portfolio Composition
One to four family residential real estate	$322,123	$321,644	$322,686	$313,300	$307,480
Construction	335,847	304,241	265,772	274,344	283,911
Commercial real estate	1,411,463	1,394,500	1,404,810	1,363,087	1,283,698
Commercial	530,528	509,627	509,577	489,393	489,296
Consumer finance	35,350	34,262	34,405	32,379	29,724
Home equity and improvement	125,860	124,450	128,152	129,295	129,868
Total loans	2,761,171	2,688,724	2,665,402	2,601,798	2,523,977
Less:
Undisbursed loan funds	134,794	137,742	123,293	143,286	136,563
Deferred loan origination fees	2,158	2,014	2,070	2,155	2,070
Allowance for loan loss	28,934	28,164	28,331	27,639	27,321
Net Loans	$2,595,285	$2,520,804	$2,511,708	$2,428,718	$2,358,023

Allowance for loan loss activity
Beginning allowance	$28,164	$28,331	$27,639	$27,321	$27,267
Provision for loan losses	282	212	472	1,376	423
Credit loss charge-offs:
One to four family residential real estate	11	172	31	136	78
Commercial real estate	15	0	30	1,048	254
Commercial	13	187	15	528	84
Consumer finance	33	142	105	25	72
Home equity and improvement	64	33	75	36	41
Total charge-offs	136	534	256	1,773	529
Total recoveries	624	155	476	715	160
Net charge-offs (recoveries)	(488)	379	(220)	1,058	369
Ending allowance	$28,934	$28,164	$28,331	$27,639	$27,321

Credit Quality
Total non-performing loans (1)	$15,334	$17,645	$19,016	$20,929	$18,340
Real estate owned (REO)	-	941	1,205	1,676	1,795
Total non-performing assets (2)	$15,334	$18,586	$20,221	$22,605	$20,135
Net charge-offs (recoveries)	(488)	379	(220)	1,058	369

Restructured loans, accruing (3)	10,308	11,908	11,573	12,611	15,834

Allowance for loan losses / loans	1.10%	1.10%	1.12%	1.13%	1.15%
Allowance for loan losses / non-performing assets	188.69%	151.53%	140.11%	122.27%	135.69%
Allowance for loan losses / non-performing loans	188.69%	159.61%	148.99%	132.06%	148.97%
Non-performing assets / loans plus REO	0.58%	0.73%	0.80%	0.92%	0.84%
Non-performing assets / total assets	0.47%	0.58%	0.64%	0.73%	0.66%
Net charge-offs / average loans (annualized)	-0.08%	0.06%	-0.04%	0.18%	0.06%

Deposit Balances
Non-interest-bearing demand deposits	$584,735	$586,033	$607,198	$556,316	$548,147
Interest-bearing demand deposits and money market	1,088,694	1,107,511	1,040,471	1,016,294	1,021,445
Savings deposits	304,051	300,244	292,829	293,359	297,870
Retail time deposits less than $250,000	610,345	601,012	591,822	564,379	547,871
Retail time deposits greater than $250,000	92,812	90,992	88,562	94,083	73,795
Total deposits	$2,680,637	$2,685,792	$2,620,882	$2,524,431	$2,489,128

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans
June 30, 2019
One to four family residential real estate	$322,123	$317,671	$1,258	$3,194
Construction	335,847	335,847	-	-
Commercial real estate	1,411,463	1,403,096	134	8,233
Commercial	530,528	527,023	168	3,337
Consumer finance	35,350	35,099	231	20
Home equity and improvement	125,860	124,215	1,095	550
Total loans	$2,761,171	$2,742,951	$2,886	$15,334

December 31, 2018
One to four family residential real estate	$322,686	$317,740	$1,306	$3,640
Construction	265,772	265,772	-	-
Commercial real estate	1,404,810	1,394,211	242	10,357
Commercial	509,577	504,884	193	4,500
Consumer finance	34,405	34,079	200	126
Home equity and improvement	128,152	126,188	1,571	393
Total loans	$2,665,402	$2,642,874	$3,512	$19,016

June 30, 2018
One to four family residential real estate	$307,480	$303,263	$1,806	$2,411
Construction	283,911	283,911	-	-
Commercial real estate	1,283,698	1,273,236	222	10,240
Commercial	489,296	483,574	577	5,145
Consumer finance	29,724	29,438	221	65
Home equity and improvement	129,868	128,234	1,155	479
Total loans	$2,523,977	$2,501,656	$3,981	$18,340

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